PROSPECTUS SUPPLEMENT	iFiled Pursuant to Rule 424(b)(5)
(To Prospectus dated March 22, 2021)	Registration No. 333-253953

10,090,909 Shares of Common Stock

Warrants to Purchase 10,000,000 Shares of Common Stock

NATURALSHRIMP INCORPORATED

We are offering: (a) 9,090,909 shares of common stock at a price per share of $0.55; (b) warrants to purchase up to 10,000,000 shares of our common stock, at an exercise price of $0.75 per share (the “Warrants”); and (c) 1,000,000 shares of common stock with a value (although no purchase price will be paid) of $0.65 per share, pursuant to this prospectus supplement and the accompanying prospectus. The shares of Common Stock and the Warrants are being bought by GHS Investments LLC (“GHS”), an accredited investor, in a directly negotiated transaction. In a concurrent private placement, we are also exchanging the 3,600 shares of Series D Convertible Preferred Stock held by GHS for 3,739.63 shares of the Company’s newly designated Series E Convertible Preferred stock, par value $0.0001 (the “Series E Preferred Stock”). The shares of Series E Preferred Stock issued in the private placement and the shares of our common stock issuable upon the conversion of the Series E Preferred Stock shares are not being registered under the Securities Act of 1933, as amended, or the Securities Act, at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Our common stock, par value $0.0001 per share (the “Common Stock”), is currently quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. (the “OTCQB”) under the trading symbol “SHMP”. On April 13, 2021, the last reported sale price of our Common Stock on the OTCQB was $0.65 per share.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and the documents incorporated by reference herein and page 4 of the accompanying prospectus.

We have not engaged a placement agent in connection with this offering.

	Per Share and Warrant	Total
Public Offering Price and Proceeds, Before Expenses, to us (1)	$0.55	$5,000,000.00

(1) Refers to the 9,090,909 shares of Common Stock and 10,000,000 Warrants to be issued. An additional 1,000,000 shares of Common Stock is being offered and registered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock and the Warrants is expected to be made on or about April 15, 2021, subject to customary closing conditions.

The date of this prospectus supplement is April 14, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

When we refer to “NaturalShrimp,” “we,” “our,” “us” and the “Company” in this prospectus, we mean NaturalShrimp Incorporated, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

Corporate History

We were incorporated in the State of Nevada on July 3, 2008 under the name “Multiplayer Online Dragon, Inc.” Effective November 5, 2010, we effected an 8-for-1 forward stock split, increasing the issued and outstanding shares of our Common Stock from 12,000,000 shares to 96,000,000 shares. On October 29, 2014, we effected a 1-for-10 reverse stock split, decreasing the issued and outstanding shares of our Common Stock from 97,000,000 to 9,700,000.

On November 26, 2014, we entered into an Asset Purchase Agreement (the “Agreement”) with NaturalShrimp Holdings, Inc. a Delaware corporation (“NSH”), pursuant to which we agreed to acquire substantially all of the assets of NSH which assets consisted primarily of all of the issued and outstanding shares of capital stock of NaturalShrimp USA Corporation (“NSC”) and NaturalShrimp Global, Inc. (“NS Global”), and certain real property located outside of San Antonio, Texas (the “Assets”).

On January 30, 2015, we consummated the acquisition of the Assets pursuant to the Agreement. In accordance with the terms of the Agreement, we issued 75,520,240 shares of our Common Stock to NSH as consideration for the Assets. As a result of the transaction, NSH acquired 88.62% of our issued and outstanding shares of Common Stock; NSC and NS Global became our wholly-owned subsidiaries, and we changed our principal business to a global shrimp farming company.

In connection with our receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), effective March 3, 2015, we amended our Articles of Incorporation to change our name to “NaturalShrimp Incorporated.”

Business Overview

We are a biotechnology company and has developed proprietary platform technologies that allow us to grow Pacific White shrimp (Litopenaeus vannamei, formerly Penaeus vannamei) in an ecologically controlled, high-density, low-cost environment, and in fully contained and independent production facilities. Our system uses technology which allows us to produce a naturally grown shrimp “crop” weekly, and accomplishes this without the use of antibiotics or toxic chemicals. We have developed several proprietary technology assets, including a knowledge base that allows us to produce commercial quantities of shrimp in a closed system with a computer monitoring system that automates, monitors, and maintains proper levels of oxygen, salinity, and temperature for optimal shrimp production. Our initial production facility is located outside of San Antonio, Texas.

NS Global, one of our wholly-owned subsidiaries, owns less than 1% of NaturalShrimp International A.S. in Europe. Our European-based partner, NaturalShrimp International A.S., Oslo, Norway, was responsible for the construction cost of its facility and initial operating capital.

The first facility built in Spain for NaturalShrimp International A.S. is GambaNatural de España, S.L. The land for the first facility was purchased in Medina del Campo, Spain, and construction of the 75,000 sq. ft. facility was completed in 2016. Medina del Campo is approximately seventy-five miles northwest of Madrid, Spain.

On October 16, 2015, we formed Natural Aquatic Systems, Inc. (“NAS”). The purpose of the NAS is to formalize the business relationship between our Company and F&T Water Solutions LLC for the joint development of certain water technologies. The technologies shall include, without limitation, any and all inventions, patents, intellectual property, and know-how dealing with enclosed aquatic production systems worldwide. This includes construction, operation, and management of enclosed aquatic production, other than shrimp, facilities throughout the world, co-developed by both parties at our facility located outside of La Coste, Texas. On December 25, 2018, we were awarded U.S. Patent “Recirculating Aquaculture System and Treatment Method for Aquatic Species” covering all indoor aquatic species that utilizes proprietary art.

The Company has two wholly-owned subsidiaries, NSC and NS Global and owns 51% of NAS.

Evolution of Technology

Historically, efforts to raise shrimp in a high-density, closed system at the commercial level have been met with either modest success or outright failure through “BioFloc Technology.” Infectious agents such as parasites, bacteria and viruses are the most damaging and most difficult to control. Bacterial infection can in some cases be combated through the use of antibiotics (although not always), and in general, the use of antibiotics is considered undesirable and counter to “green” cultivation practices. Viruses can be even worse, in that they are immune to antibiotics. Once introduced to a shrimp population, viruses can wipe out entire farms and shrimp populations, even with intense probiotic applications.

Our primary solution against infectious agents is our “Vibrio Suppression Technology.” We believe this system creates higher sustainable densities, consistent production, improved growth and survival rates and improved food conversion without the use of antibiotics, probiotics, or unhealthy anti-microbial chemicals. Vibrio Suppression Technology helps to exclude and suppress harmful organisms that usually destroy “BioFloc” and other enclosed technologies.

In 2001, we began research and development of a high density, natural aquaculture system that is not dependent on ocean water to provide quality, fresh shrimp every week, fifty-two weeks a year. Our initial system was successful, but we determined that it would not be economically feasible due to high operating costs. Over the next several years, using the knowledge we gained from developing the first system, we developed a shrimp production system that eliminated the high costs associated with the previous system. We have continued to refine this technology, eliminating bacteria and other problems that affect enclosed systems, and now have a successful shrimp growing process. We have produced thousands of pounds of shrimp over the last few years in order to develop a design that will consistently produce quality shrimp that grow to a large size at a specific rate of growth. This included experimenting with various types of natural live and synthesized feed supplies before selecting the most appropriate nutritious and reliable combination. It also included utilizing monitoring and control automation equipment to minimize labor costs and to provide the necessary oversight for proper regulation of the shrimp environment. However, there were further enhancements needed to our process and technology in order to begin production of shrimp on a commercially viable scale and to generate revenues.

Our current system consists of a reception tank where the shrimp are acclimated, then moved to a larger grow-out tank for the rest of the twenty-four week cycle. During 2016, we engaged in additional engineering projects with third parties to further enhance our indoor production capabilities. For example, through our relationship with Trane, Inc., a division of Ingersoll-Rand Plc (“Trane”), Trane provided a detailed audit to use data to build and verify the capabilities of then initial Phase 1 prototype of a Trane-proposed three tank system at our La Coste, Texas facility. The Company working with F&T Water Solutions contracted RGA Labs, Inc. (“RGA Labs”) to build the initial NaturalShrimp patented Electrocoagulation system for the grow-out, harvesting and processing of fully mature, antibiotic-free Pacific White Leg shrimp. The design provided a viable pathway to begin generating revenue and producing shrimp on a commercially viable scale. The equipment was installed in early June 2018 by RGA Labs, and final financing for the system was provided by one of the Company’s institutional investors. The first post larvae (PL) arrived from the hatchery on July 3, 2018. The Company used the shrimp for sampling to key potential customers and special events such as the Texas Restaurant Association trade show. The Company also received two production PL lots from Global Blue Technologies on March 21, 2019 and April 17, 2019 and from American Penaeid, Inc. on August 7, 2019. Because the shrimp displayed growth that was slower than normal, the Company had a batch tested by an independent lab at the University of Arizona. The shrimp tested positive for Infectious hypodermal and hematopoietic necrosis (“IHHNV”) and the Texas Parks and Wildlife Department was notified that the facility was under quarantine. On August 26, 2019, the Company was forced to terminate all lots due to the infection. On August 30, 2019, the Company received notice that it was in compliance again and the quarantine had been lifted and the Company began restocking shrimp in the refurbished facility sections. During the aforementioned quarantine, the Company decided to begin an approximately $2,000,000 facility renovation demolishing the interior 16 wood structure lined tanks (720,000 gallons). The Company began replacing the previous tanks with 40 new fiberglass tanks (600,000 gallons) at a cost of approximately $400,000 allowing complete production flexibility with more smaller tanks.

On March 18, 2020, our research and development plant in La Coste, Texas was destroyed by a fire. The Company believes that it was caused by a natural gas leak, but the fire was so extensive that the cause was undetermined. No one was injured as a result of the fire. The majority of the damage was to our pilot production plant, which comprises approximately 35,000 square feet of the total size of all facilities at the La Coste location of approximately 53,000 square feet, but the fire did not impact the separate greenhouse, reservoirs, or utility buildings. We have received total insurance proceeds in the amount of $917,210, the full amount of our claim. These funds are being utilized to rebuild a 40,000 square foot production facility at the La Coste facility and to repurchase the equipment needed to replace what was lost in the fire. Had this facility fire not occurred, the Company had expected that the first shrimp tanks harvest target date would have been April 2020.

Management has diligently analyzed all possible options to finalize a strong financial go-forward strategy to rebuild our shrimp production facilities. These strategies include time-to-market, patented technologies, operational systems, environmental impacts, employee safety, distribution, etc. As previously reported, the Company committed to reviewing all options including the acquisition and/or leasing of existing regional production warehouses or any existing seafood facility that could be quickly adapted to our technology processes and procedures. We completed our evaluation during our fiscal first quarter of new buildings, seafood production facilities, and the option of rebuilding in La Coste. The evaluation process provided two best options: first, acquisition of an existing seafood grow-out facility and, second, building a new pilot plant on our La Coste property. We identified VeroBlue, an existing aquaculture Barramundi grow-out facility during our fiscal first quarter, but we were not able to consummate a transaction under terms and conditions that would make the purchase financially viable. During this process, management was concurrently developing a detailed plan to rebuild the facility in La Coste. We have committed $2.5 million to rebuild in La Coste with plans to utilize its existing infrastructure.

Overview of Industry

Shrimp is a well-known and globally-consumed commodity, constituting one of the most important types of seafood and a staple protein source for much of the world. According to the USDA Foreign Agricultural Service, the world consumes approximately 9 billion pounds of shrimp annually with over 1.7 billion pounds consumed in the United States alone. Approximately 65% of the global supply of shrimp is caught by ocean trawlers and the other 35% is produced by open-air shrimp farms, mostly in developing countries.

Shrimp boats catch shrimp through the use of large, boat-towed nets. These nets are quite toxic to the undersea environment as they disturb and destroy ocean-bottom ecosystems; these nets also catch a variety of non-shrimp sea life, which is typically killed and discarded as part of the shrimp harvesting process. Additionally, the world’s oceans can only supply a finite amount of shrimp each year, and in fact, single-boat shrimp yields have fallen by approximately 20% since 2010 and continue to decrease. The shrimping industry’s answer to this problem has been to deploy more (and larger) boats that deploy ever-larger nets, which has in the short-term been successful at maintaining global shrimp yields. However, this benefit cannot continue forever, as eventually global demand has the potential of outstripping the oceans’ ability to maintain the natural ecosystem’s balance, resulting in a permanent decline in yields. When taken in light of global population growth and the ever-increasing demand for nutrient-rich foods such as shrimp, this is clearly an unsustainable production paradigm.

Shrimp farming, known in the industry as “aquaculture,” has ostensibly stepped in to fill this demand/supply imbalance. Shrimp farming is typically done in open-air lagoons and man-made shrimp ponds connected to the open ocean. Because these ponds constantly exchange water with the adjacent sea, the farmers are able to maintain the water chemistry that allows the shrimp to prosper. However, this method of cultivating shrimp also carries severe ecological peril. First of all, most shrimp farming is primarily conducted in developing countries, where poor shrimp farmers have little regard for the global ecosystem. Because of this, these farmers use large quantities of antibiotics and other chemicals that maximize each farm’s chance of producing a crop, putting the entire system at risk. For example, a viral infection that crops up in one farm can spread to all nearby farms, quite literally wiping out an entire region’s production. In 1999, the White Spot virus invaded shrimp farms in at least five Latin American countries: Honduras, Nicaragua, Guatemala, Panama, and Ecuador and in 2013-14 EMS (Early Mortality Syndrome) wiped out most of the Asia Pacific region and Mexico. Secondly, there is also a finite amount of coastline that can be used for shrimp production – eventually shrimp farms that are dependent on the open ocean will have nowhere to expand. Again, this is an ecologically damaging and ultimately unsustainable system for producing shrimp.

In both the cases, the current method of shrimp production is unsustainable. As global populations rise and the demand for shrimp continues to grow, the current system is bound to fall short. Shrimp trawling cannot continue to increase production without completely depleting the oceans’ natural shrimp population. Trends in per-boat yield confirm that this industry has already crossed the overfishing threshold, putting the global open-ocean shrimp population in decline. While open-air shrimp aquaculture may seem to address this problem, it is also an unsustainable system that destroys coastal ecological systems and produces shrimp with very high chemical contamination levels. Closed-system shrimp farming is clearly a superior alternative, but its unique challenges have prevented it from becoming a widely-available alternative.

Of the 1.7 billion pounds of shrimp consumed annually in the United States, over 1.5 billion pounds are imported – much of this from developing countries’ shrimp farms. These farms are typically located in developing countries and use high levels of antibiotics and pesticides that are not allowed under USDA regulations. As a result, these shrimp farms produce chemical-laden shrimp in an ecologically unsustainable way.

Unfortunately, most consumers here in the United States are not aware of the origin of their store-bought shrimp or that which they consume in restaurants. This is due to a USDA rule that states that only bulk-packaged shrimp must state the shrimp’s country of origin; any “prepared” shrimp, which includes arrangements sold in grocery stores and seafood markets, as well as all shrimp served in restaurants, can simply be sold “as is.” Essentially, this means that most U.S. consumers may be eating shrimp laden with chemicals and antibiotics. Our product is free of pesticide chemicals and antibiotics, a fact that we believe is highly attractive and beneficial in terms of our eventual marketing success.

Technology

Intensive, Indoor, Closed-System Shrimp Production Technology

Historically, efforts to raise shrimp in a high-density, closed system at the commercial level have been met with either modest success or outright failure through “BioFloc Technology”. Infectious agents such as parasites, bacteria and viruses are the most damaging and most difficult to control. Bacterial infection can in some cases be combated through the use of antibiotics (although not always), and in general, the use of antibiotics is considered undesirable and counter to “green” cultivation practices. Viruses can be even worse, in that they are immune to antibiotics. Once introduced to a shrimp population, viruses can wipe out entire farms and shrimp populations, even with intense probiotic applications.

Our primary solution against infectious agents is our “Vibrio Suppression Technology”. We believe this system creates higher sustainable densities, consistent production, improved growth and survival rates and improved food conversion without the use of antibiotics, probiotics, or unhealthy anti-microbial chemicals. Vibrio Suppression Technology helps to exclude and suppress harmful organisms that usually destroy “BioFloc” and other enclosed technologies.

Automated Monitoring and Control System

The Company’s “Automated Monitoring and Control System” uses individual tank monitors to automatically control the feeding, oxygenation, and temperature of each of the facility tanks independently. In addition, a facility computer running custom software communicates with each of the controllers and performs additional data acquisition functions that can report back to a supervisory computer from anywhere in the world. These computer-automated water controls optimize the growing conditions for the shrimp as they mature to harvest size, providing a disease-resistant production environment.

The principal theories behind the Company’s system are characterized as:

● High-density shrimp production
● Weekly production
● Natural ecology system
● Regional production
● Regional distribution

These principles form the foundation for the Company and our potential distributors so that consumers can be provided with continuous volumes of live and fresh shrimp at competitive prices.

Target Markets and Sales Price

Our goal is to establish production systems and distribution centers in metropolitan areas of the United States, as well as international distribution networks through joint venture partnerships throughout the world. This should allow the Company to capture a significant portion of world shrimp sales by offering locally grown, environmentally “green,” naturally grown, fresh shrimp at competitive wholesale prices.

The United States population is approximately 330 million people with an annual shrimp consumption of 1.7 billion pounds, of which less than 400 million pounds are domestically produced. According to IndexMundi.com, from January 2006 through January 2021, the wholesale price for frozen, commodity grade shrimp (shell-on headless, 26-30 count; which is comparable to our target growth size) rose 18%. With world shrimp problems, this price is expected to rise more in the next few years.

We strive to build a profitable global shrimp production company. We believe our foundational advantage is that we can deliver fresh, organically grown, gourmet-grade shrimp, 52 weeks per year to retail and wholesale buyers in major market areas at competitive, yet premium prices. By locating regional production and distribution centers in close proximity to consumer demand, we can provide a fresh product to customers within 24 hours after harvest, which is unique in the shrimp industry. We can be the “first to market” and perhaps “sole weekly provider” of fresh shrimp and capture as much market share as production capacity can support.

For those customers that want a frozen product, we may be able to provide this in the near future and the product will still be differentiated as a “naturally grown, sustainable seafood” that will meet the increasing demand of socially conscious consumers.

Our patented technology and eco-friendly, bio-secure production processes enable the delivery of a chemical and antibiotic free, locally grown product that lives up to the Company’s mantra: “Always Fresh, Always Natural,” thereby solving the issue of “unsafe” imported seafood.

Product Description

Nearly all of the shrimp consumed today are shipped frozen. Shrimp are typically frozen from six to twenty-four months before consumption. Our system is designed to harvest a different tank each week, which provides for fresh shrimp throughout the year. We strive to create a niche market of “Always Fresh, Always Natural” shrimp. As opposed to many of the foreign shrimp farms, we can also claim that our product is 100% free of antibiotics. The ability to grow shrimp locally, year round allows us to provide this high-end product to specialty grocery stores and upscale restaurants throughout the world. We rotate the stocking and harvesting of our tanks each week, which allows for weekly shrimp harvests. Our product is free of all pollutants and is fed only all-natural feeds.

The seafood industry lacks a consistent “Source Verification” method to track seafood products as they move through countries and customs procedures. With worldwide overfishing leading to declining shrimp freshness and sustainability around the world, it is vital for shrimp providers to be able to realistically identify the source of their product. We have well-managed, sustainable facilities that are able to track shrimp from hatchery to plate using environmentally responsible methods.

Shrimp Growth Period

Our production system is designed to produce shrimp at a harvest size of twenty-one to twenty-five shrimp per pound in a period of twenty-four weeks. The Company currently purchases post-larva shrimp that are approximately ten days old (PL 10). In the future, we plan to build our own hatcheries to control the supply of shrimp to each of our facilities. Our full-scale production systems include grow-out and nursery tanks, projected to produce fresh shrimp fifty-two weeks per year.

Distribution and Marketing

We plan to build environmentally “green” production systems near major metropolitan areas of the United States. Today, we have one production facility in La Coste, Texas (near San Antonio) and three production facilities in Iowa. We have signed a joint venture agreement with Ecoponex and letters of intent to build production facilities in Roseville, CA, Atlanta, GA, and Puerto Rico. We also have signed a joint venture agreement with Hydrenesis to build a production facility in Florida. Over the next five years, our plan is to increase construction of new facilities each year. In the fifth year, we plan for a new system to be completed each month, expanding first into the largest shrimp consumption markets of the United States.

Because our system is enclosed and also indoors, it is not affected by weather or climate and does not depend on ocean proximity. As such, we believe we will be able to provide, naturally grown, high-quality, fresh shrimp to major market customers each week. This will allow distribution companies to leverage their existing customer relationships by offering an uninterrupted supply of high quality, fresh and locally grown shrimp. We plan to sell and distribute the vast majority of our shrimp production through distributors which have established customers and sufficient capacity to deliver a fresh product within hours following harvest. We believe we have the added advantage of being able to market our shrimp as fresh, natural, and locally grown using sustainable, eco-friendly technology, a key differentiation from all existing shrimp producers. Furthermore, we believe that our ability to advertise our product in this manner along with the fact that it is a locally grown product, provides us with a marketing advantage over the competition. We expect to utilize distributors that currently supply fresh seafood to upscale restaurants, country clubs, specialty supermarkets and retail stores whose clientele expect and appreciate fresh, natural products.

Harvesting, Packaging and Shipment

Each location is projected to include production, harvesting/processing and a general shipping and receiving area, in addition to warehousing space for storage of necessary supplies and products required to grow, harvest, package and otherwise make ready for delivery, a fresh shrimp crop on a weekly basis to consumers in each individual market area within 24 hours following harvest.

The seafood industry lacks a consistent source verification method to track seafood products as they move through countries and customs procedures. With worldwide overfishing leading to declining shrimp freshness and sustainability around the world, it is vital for shrimp providers to be able to realistically identify the source of their product. Our future facilities are expected to be designed to track shrimp from hatchery to plate using environmentally responsible methods.

International

We own one hundred percent of NaturalShrimp Global, Inc., which was formed to create international partnerships. Each international partnership is expected to use the Company’s proprietary technology to penetrate shrimp markets throughout the world utilizing existing food service distribution channels. NaturalShrimp Global, Inc., owns less than one percent of Noray Seafood A.S. (formerly NaturalShrimp International A.S.) in Oslo, Norway. NaturalShrimp International A.S. was responsible for the construction cost of their facility and initial operating capital.

The first facility built in Spain for NaturalShrimp International A.S. is GambaNatural de España, S.L. in Medina del Campo and is approximately seventy-five miles northwest of Madrid, Spain. The construction of the 75,000 sq. ft. facility was completed in 2016 with NaturalShrimp engineering and design consultation.

Go to Market Strategy and Execution

Our strategy is to acquire or develop regional production and distribution centers or joint ventures near major metropolitan areas throughout the United States and internationally. Along with our reconstruction of our La Coste facility that includes an 8,000 square foot water treatment plant and a 40,000 square foot production facility and our purchase of the assets from VeroBlue Farms USA, Inc. Our current plan includes a NaturalShrimp Iowa expansion, a La Coste, TX expansion, Ecoponex and Hydrenesis joint ventures while developing regional production and distribution centers near major markets, adding one system per month in 2022 depending on market demand.

We have sold limited amounts of product to restaurants at $12.00 per pound and to retail consumers at $16.50 to $21.00 per pound, depending on size, which helps to validate our pricing strategy. Additionally, from 2011 to 2013, we had two successful North Texas test markets which distributed thousands of pounds of fresh product to customers within 24 hours following harvest. The fresh product was priced from $8.40 to $12.00 per pound wholesale, heads on, net price to the Company.

Current Systems and Expansion

The shrimp production facility rebuilt in La Coste, Texas will use the new patent-pending technologies the Company developed with Trane’s engineering audit, F&T Water Solutions, and Hydrenesis. This facility utilizing the aforementioned platform technologies is projected to produce approximately 3,000 pounds of shrimp every week. By staging the stocking and harvests from tank to tank, it enables us to produce weekly and therefore deliver fresh shrimp every week.

With our acquisition of NaturalShrimp Iowa (formerly Veroblue Farms USA, Inc.), the Company will utilize the aforementioned platform technologies to retrofit 344,000 square feet of the existing Iowa facilities that we expect to produce 9,000 pounds of shrimp per week. The combined output from La Coste, TX and Iowa should result in 12,000 pounds of shrimp production per week by late 2021.

These locations are targeted to begin construction in fiscal 2022 (which begins on April 1, 2021) and the funding for these plans is projected to come from this offering and joint venture agreements with strategic partners, as well as from additional internal financing. These cities are not surrounded by commercial shrimp production, and we believe there will be a high demand for fresh shrimp in all of these locations. In addition, the Company will continue to use the land it owns in La Coste and Iowa to build as many systems as the Texas and Iowa markets demand.

Competition

There are a number of companies conducting research and development projects in their attempt to develop closed-system technologies in the U.S., some with reported production and sales. Most North American shrimp farms are using a Bio-Floc System to intensify shrimp growth. Since these are privately-held companies, it is not possible to know, with certainty, their state of technical development, production capacity, need for water exchange, location requirements, financial status, and other matters. To the best of our knowledge, none are producing significant quantities of shrimp relative to their local markets, and such fresh shrimp sales are likely confined to an area near the production facility.

Additionally, any new competitor would face significant barriers for entry into the market and would likely need years of research and development to develop the proprietary technology necessary to produce similar shrimp at a commercially viable level. We believe our technology and business model sets us apart from any current competition. It is possible that additional competitors will arise in the future, but with the size and growth of the worldwide shrimp market, many competitors could co-exist and thrive in the fresh shrimp industry.

Intellectual Property

We intend to take appropriate steps to protect our intellectual property. We have registered the trademark “NATURALSHRIMP” which has been approved and was published in the Official Gazette on June 5, 2012. On December 25, 2018, we were awarded U.S. Patent 10,163,199 “Recirculating Aquaculture System and Treatment Method for Aquatic Species” covering all indoor aquatic species that utilizes proprietary art. There are potential technical processes for which the Company may be able to file a patent. However, there are no assurances that such applications, if filed, would be issued and no right of enforcement is granted to a patent application. Therefore, the Company has filed a provisional patent with the U.S. Patent Office and plans to use a variety of other methods, including copyright registrations as appropriate, trade secret protection, and confidentiality and non-compete agreements to protect its intellectual property portfolio.

Source and Availability of Raw Materials

Raw materials are received in a timely manner from established suppliers. Currently, we buy our feed from Zeigler, a leading producer of aquatic feed. Post larvae (“PL”) shrimp are available from American Penaeid, Inc. (API) in Florida and Global Blue Technologies in Texas.

There have not been any issues regarding the availability of our raw materials. We have favorable contacts and past business dealings with other major shrimp feed producers if current suppliers are not available.

 Government Approvals and Regulations

We are subject to government regulation and require certain licenses. The following list includes regulations to which we are subject and/or the permits and licenses we currently hold:

● Texas Parks and Wildlife Department (TPWD) - “Exotic species permit” to raise exotic shrimp (non-native to Texas). The La Coste facility is north of the coastal shrimp exclusion zone (east and south of H-35, where it intersects Hwy 21 down to Laredo) and therefore outside of TPWD’s major area of concern for exotic shrimp. This license is currently active, expiring on December 31, 2021.
● Texas Department of Agriculture (TDA) - “Aquaculture License” for aquaculture production facilities. License to “operate a fish farm or cultured fish processing plant.” This license is currently active, expiring on June 30, 2022.
● Texas Commission on Environmental Quality (TCEQ) - Regulates facility wastewater discharge. According to the TCEQ permit classification system, we are rated Level 1 – Recirculation system with no discharge. This license is currently active, with no set expiration date.

We are subject to certain regulations regarding the need for field employees to be certified. We strictly adhere to these regulations. The cost of certification is an accepted part of expenses. Regulations may change and become a cost burden, but compliance and safety are our main concern.

Market Advantages and Corporate Drivers

The following are what we consider to be our advantages in the marketplace:

● Early-mover Advantage: Commercialized technology in a large growing market with no significant competition yet identified. Most are early stage start-ups or early stage companies with limited production and distribution.
● Farm-to-Market: This has significant advantages including reduced transportation costs and a product that is more attractive to local consumers.
● Bio-secured Building: Our process is a re-circulating, highly-filtered water technology in an indoor-regulated environment. External pathogens are excluded.
● Eco-friendly “Green” Technology: Our closed-loop, re-circulating system has no ocean water exchange requirements, does not use chemical or antibiotics and therefore is sustainable, eco-friendly, environmentally sound and produces a superior quality shrimp that is totally natural.
● Availability of Weekly Fresh Shrimp: Assures consumers of optimal freshness, taste, and texture of product which will command premium prices.
● Sustainability: Our naturally grown product does not deplete wild supplies, has no by-catch kill of marine life, does not damage sensitive ecological environments, and avoids potential risks of imported seafood.

Subsidiaries

The Company has two wholly-owned subsidiaries, NaturalShrimp USA Corporation and NaturalShrimp Global, Inc. and owns 51% of Natural Aquatic Systems, Inc.

Employees

As of April 14, 2021, we had 14 full-time employees. We intend to hire additional staff and to engage consultants in general administration on an as-needed basis. We also may engage experts in general business to advise us in various capacities. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Recent Developments

On February 23, 2021, the Company issued a press release announcing that it has signed a letter of intent to acquire the aquaculture assets of Hydrenesis Aquaculture, LLC for $12,500,000, consisting of $5,500,000 in cash and the balance due in shares of our Common Stock.

On February 17, 2021, the Company issued a press release announcing that it has appointed Peter Najarian to its advisory board.

On July 29, 2020, the Company issued a press release announcing that it has signed a letter of intent (the “F&T LOI”) to acquire the assets of F&T Water Solutions LLC in Largo, Florida (“F&T”). The F&T LOI contained an exclusivity provision through September 15, 2020. In October 2020, January, March, and April 2021, the Company and F&T executed extensions of the exclusivity and expected closing date provisions of the F&T LOI. The exclusivity period has been extended to May 15, 2021 with the closing date expected to be the same date.

On December 18, 2020, the Company entered into securities purchase agreements (the “Purchase Agreement”) with GHS, Platinum Point Capital LLC and BHP Capital NY (collectively, the “Investors”), whereby, at the closing, the Investors agreed to purchase from the Company an aggregate of 5,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), at a purchase price of $1,000 per share of Series D Preferred Stock. The aggregate purchase price for the Series D Preferred Stock was $5,000,000. In connection with the sale of the Series D Preferred Stock, the Investors received 6,000,000 shares of the Company’s Common Stock, par value $0.0001.

On December 15, 2020, the Company entered into an Asset Purchase Agreement (“APA”) between VeroBlue Farms USA, Inc., a Nevada corporation (“VBF”), VBF Transport, Inc., a Delaware corporation (“Transport”), and Iowa’s First, Inc., an Iowa corporation (“Iowa’s First”) (each a “Seller” and collectively, “Sellers”). Transport and Iowa’s First were wholly-owned subsidiaries of VBF. The agreement called for the Company to purchase all of the tangible assets of VBF, the motor vehicles of Transport and the real property (together with all plants, buildings, structures, fixtures, fittings, systems, and other improvements located on such real property) of Iowa’s First. The consideration was $10,000,000, consisting of $5,000,000 in cash, paid at closing on December 17, 2020, (ii) $3,000,000 payable in 36 months with interest thereon at the rate of 5% per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date, and (iii) $2,000,000 payable in 48 months with interest thereon at the rate of 5% per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date. The Company also agreed to issue 500,000 shares of Common Stock as a finder’s fee, with a fair value of $135,000 based on the market value of the Common Stock as of the closing date of the acquisition.

The facility was originally designed as a farming facility, with the company never beginning production. The Company’s plan is to begin a modification process to convert the plant to produce shrimp, which will allow them to scale faster without having to build new facilities. The three Iowa facilities contain the tanks and infrastructure that will be used to support the production of shrimp with the incorporation of the Company’s patented EC platform technology.

THE OFFERING

Shares of Common Stock offered by us in this offering	We are offering: (a) 9,090,909 shares of Common Stock at a price per share of $0.55; and (b) 1,000,000 shares of Common Stock with a value (although no purchase price will be paid) of $0.65 per share.

Warrants offered by us in this offering
Warrants to purchase up to 10,000,000 shares of Common Stock, at an exercise price of $0.75 per share. Warrants are exercisable upon issuance and expire five years from the date they first became exercisable.  This prospectus also includes the offering of the shares of Common Stock issuable upon exercise of the Warrants.

Offering price per share	$0.55

Shares of Common Stock outstanding immediately before this offering	563,189,181

Common Stock outstanding immediately after this offering	573,280,090

Use of proceeds
We estimate that our net proceeds from this offering will be approximately $4,925,000 after deducting estimated offering expenses payable by us and excluding the proceeds from the exercise of the Warrants, if any.

We plan to use the net proceeds of this offering to redeem 2,450 shares of Series D Preferred Stock held by two holders for a total of $3,658,000 and the remainder for working capital and general corporate purposes. See “Use of Proceeds.”

Concurrent Private Placement
In a concurrent private placement, we are also exchanging the 3,600 shares of Series D Convertible Preferred Stock held by GHS for 3,739.63 shares of the Company’s newly designated Series Preferred Stock). The shares of Series E Preferred Stock issued in the private placement and the shares of our Common Stock issuable upon the conversion of the Series E Preferred Stock shares are not being registered under the Securities Act of 1933, at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Participation rights
Until the 12 month anniversary of the closing date of this offering, investors in the offering have the right to participate in any financing by us obtained through the sale of our Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of cash or indebtedness, up to an amount equal to 100% of such financing.

The number of shares of our Common Stock to be outstanding after this offering is based on 563,189,181 shares of our Common Stock outstanding as of April 13, 2021, and excludes as of such date:

●
any shares of Common Stock issuable pursuant to the Series A, Series B, and Series D Preferred Shares outstanding as of April 13, 2021 as to 336,810,819 shares of Common Stock issuable pursuant to the conversion of Series A Preferred Stock, 4,140,000 shares of Common Stock issuable pursuant to the conversion of Series B Preferred Stock and shares of Common Stock issuable pursuant to the conversion of Series D Preferred Stock (with the redemption of the Series D Preferred Stock held by two holders and the issuance of Series E Preferred Stock in exchange for the remaining Series D Preferred Stock in the concurrent private placement, there will not be any Series D Preferred Stock outstanding following the closing of this offering and the concurrent private placement);

●	any shares of Common Stock issuable pursuant to the Series E Preferred to be issued in the concurrent private placement;

●	any convertible debt outstanding as of that date; and

●	10,000,000 shares of Common Stock that may be issued upon exercise of the Warrants at an exercise price of $0.75.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended March 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein and therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

MANAGEMENT WILL HAVE BROAD DISCRETION AS TO THE USE OF THE PROCEEDS FROM THIS OFFERING, AND WE MAY NOT USE THE PROCEEDS EFFECTIVELY.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE PER SHARE OF THE COMMON STOCK YOU PURCHASE.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on a public offering price of $0.55 per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of $0.57 per share with respect to the net tangible book value of the Common Stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

YOU MAY EXPERIENCE FUTURE DILUTION AS A RESULT OF FUTURE EQUITY OFFERINGS AND OTHER ISSUANCES OF OUR COMMON STOCK OR OTHER SECURITIES. IN ADDITION, THIS OFFERING AND FUTURE EQUITY OFFERINGS AND OTHER ISSUANCES OF OUR COMMON STOCK OR OTHER SECURITIES MAY ADVERSELY AFFECT OUR COMMON STOCK PRICE.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. In addition, we are issuing warrants to purchase 10,000,000 shares of Common Stock as part of this offering. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

Based upon the offering price of $0.55 per share of Common Stock and Warrants, we estimate that the net proceeds from the sale of the shares of Common Stock and Warrants offered under this prospectus supplement, after deducting estimated offering expenses payable by us will be approximately $4,925,000 (excluding the proceeds from the exercise of the Warrants).

We intend to use the net proceeds from this offering to redeem 2,450 shares of Series D Preferred Stock held by two holders for a total of $3,658,000 and the remainder for working capital and general corporate purposes. Investors are cautioned that the proceeds from this offering are expected to be sufficient to enable us to continue operations for only a short period of time. With the redemption of the Series D Preferred Stock held by two holders and the issuance of Series E Preferred Stock in exchange for the remaining Series D Preferred Stock in the concurrent private placement, there will not be any Series D Preferred Stock outstanding following the closing of this offering and the concurrent private placement.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of December 31, 2020. Such information is set forth on the following basis:

●
actual basis; and

●
on a pro forma basis, giving effect to the sale of the 9,090,909 shares of common stock in this offering at the public offering price of $0.55 per share after deducting offering expenses;

This table should be read in conjunction with “Use of Proceeds” and our audited and unaudited financial statements.

	As of December 31, 2020
	Actual (unaudited)	Pro Forma

Cash and cash equivalents	$311,848	$5,311,848

Series A Convertible Preferred Stock, $0.0001 par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding at December 31, 2020	500	500

Series B Convertible Preferred Stock, $0.0001 par value, 5,000 shares authorized, 1,920 shares issued and outstanding at December 31, 2020	-	-

Series D Redeemable Convertible Preferred Stock, $0.0001 par value, 20,000 shares authorized, 5,000 shares issued and outstanding at December 31, 2020	208,333	208,333

Common stock, $0.0001 par value, 900,000,000 shares authorized, 544,989,181 shares issued and outstanding actual at December 31, 2020	54,500	55,408

Additional paid-in capital	55,437,431	60,382,023

Stock payable	135,000	135,000

Accumulated deficit	(49,961,843)	(49,961,843)

Non-controlling interest in NAS	(86,756)	(86,756)

Total stockholders’ equity	$6,099,013	$16,044,513

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of December 31, 2020 was approximately $5,787,000, or approximately $.01 per share of Common Stock based on 544,989,181 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 9,090,909 shares of Common Stock in this offering at the public offering price of $0.55 per share of our Common Stock (without regard to the offering proceeds from the sale of the Warrants), and after deducting offering expenses payable by us, our adjusted net tangible book value as of December 31, 2020 would have been approximately $10,787,000, or approximately $0.02 per share of Common Stock. This represents an immediate increase in net tangible book value of $5,000,000 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.57 per share to new investors participating in this offering, as illustrated by the following table:

Public offering price per share		$0.55
Net tangible book value per share as of December 31 2020	$0.011
Increase in net tangible book value per share attributable to this offering	$0.009
Adjusted net tangible book value per share as of December 31, 2020 after this offering		$0.02
Dilution per share to new investors		$0.57

The discussion of dilution, and the table quantifying it, assume the sale of all shares covered by this prospectus supplement and no exercise of any outstanding warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the Capitalization and Dilution tables above exclude the following securities as of December 31, 2020:

●
any shares issuable pursuant to the Series A, Series B, and Series D Preferred Shares outstanding as of that date as to 544,989,181 shares of Common Stock issuable pursuant to the conversion of Series A Preferred Stock, 23,040,000 shares of Common Stock issuable pursuant to the conversion of Series B Preferred Stock and 60,000,000 shares of Common Stock issuable pursuant to the conversion of Series D Preferred Stock; and

●
any convertible debt outstanding as of that date or none as of December 31, 2020.

To the extent that any outstanding shares of preferred stock or convertible debt is converted or we issue additional shares of common stock in the future, there will be further dilution to new investors participating in this offering.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●
general business conditions;
●
industry practice;
●
our financial condition and performance;
●
our future prospects;
●
our cash needs and capital investment plans;
●
our obligations to holders of any preferred stock we may issue;
●
income tax consequences; and
●
the restrictions Nevada and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the Form 8-K to be filed in connection with this offering. Prospective investors should carefully review the Form 8-K and the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

Each Warrant offered hereby will have an initial exercise price per share equal to $0.75 per share. The Warrants will be exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of Common Stock being exercised and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the shares of Common Stock offered hereby, and may be transferred separately immediately thereafter. A Warrant to purchase one (1) share of our Common Stock will be issued for every one (1) share of Common Stock purchased in this offering.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants to up to 9.99% of the outstanding Common Stock. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of such a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such transaction. However, if such fundamental transaction is not within the Company’s control, including not approved by the Board of Directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Options and Warrants

Prior to this offering, there were no options or warrants outstanding.

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●
the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or
●
an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our articles of incorporation, as amended, and bylaws, as amended, do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent and registrar for our common stock is Transhare Corporation (“Transhare”). The principal office of Transhare is 15500 Roosevelt Blvd, Suite 302, Clearwater, FL, and its telephone number is (303) 662-1112.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, or the Private Placement Transaction, we are also exchanging the 3,600 shares of Series D Convertible Preferred Stock held by GHS for 3,739.63 shares of the newly designated Series E Convertible Preferred Stock. The shares of Series E Preferred Stock issued in the private placement and the shares of our Common Stock issuable upon the conversion of the Series E Preferred Stock shares are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The shares of Series E Preferred Stock have a stated value of $1,200 per share (the “Series E Stated Value”) and are convertible into Common Stock at the election of the holder of the Series E Preferred Stock at any time at a price of $0.35 per share, subject to adjustment (the “Conversion Price”). The Series E Preferred Stock is convertible into that number of shares of Common Stock determined by dividing the Series E Stated Value (plus any and all other amounts which may be owing in connection therewith) by the Conversion Price, subject to a beneficial ownership limitation of 4.99%.

Each holder of Series E Preferred Stock shall be entitled to receive, with respect to each share of Series E Preferred Stock then outstanding and held by such holder, dividends at the rate of twelve percent (12%) per annum, payable quarterly.

The holders of Series E Preferred Stock rank senior to the Common Stock and Common Stock Equivalents (as defined in the Certificate of Designations of the Series E Preferred Stock, which established 10,000 shares of the Company’s Series E Preferred Stock, having such designations, rights and preferences as set forth therein (the “Series E Designation”)) with respect to payment of dividends and rights upon liquidation and will vote together with the holders of the Common Stock on an as-converted basis, subject to beneficial ownership limitations, on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent).

The Series E Designation are subject to certain Registration Rights, whereby if the Company does not complete a listing of its Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) within one hundred twenty (120) calendar days from the issuance of the Series E Preferred Stock, the Company will, within ten (10) calendar days, file a registration statement covering the shares of Common Stock underlying the Series E Preferred Shares. Additionally, the Company will include the shares of Common Stock underlying the Series E Preferred Shares in any registration statement which shall be hereafter filed by the Company, subject to certain requirements, as noted in the Series E Designation.

PLAN OF DISTRIBUTION

The shares of Common Stock and Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by GHS, an accredited investor, in a directly negotiated transaction. On April 14, 2021 we entered into a securities purchase agreement directly with GHS in connection with this offering.

The terms of this offering were subject to market conditions and negotiations between us and GHS.

We expect to deliver the shares of Common Stock and accompanying Warrants being offered pursuant to this prospectus supplement on or about April 15, 2021.

We estimate that the total expenses of this offering payable by us will be approximately $75,000.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Company’s websitee. Other than this prospectus supplement and the accompanying prospectus, the information on the Company’s website is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the securities purchase agreement with the purchasers is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered by this prospectus supplement has been passed upon for us by Lucosky Brookman LLP. Pryor Cashman LLP is acting as counsel for GHS in connection with the shares of Common Stock and Warrants offered hereby.

EXPERTS

The consolidated balance sheets as of March 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the two years then ended included in our Annual Report on Form 10-K for the year ended March 31, 2020 and incorporated herein by reference have been audited by Turner, Stone & Company, L.L.P., our independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. The report therein contains an explanatory paragraph which describes the conditions that raise substantial doubt about the Company’s ability to continue as a going concern. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://naturalshrimp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may view a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●
Our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 26, 2020.
●
Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, September 30, 2020, and December 31, 2020, filed with the SEC on August 13, 2020, November 16, 2020, and February 16, 2021, respectively.
●
Our Current Reports on Form 8-K filed with the SEC on April 14, 2020, June 4, 2020, June 17, 2020, August 12, 2020, August 20, 2020, September 16, 2020, September 28, 2020, October 5, 2020, October 7, 2020, December 22, 2020, January 11, 2021, February 18, 2021, February 25, 2021, March 8, 2021, and March 11, 2021.
●
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 13, 2010, and any amendment or report filed with the SEC for the purpose of updating such description .

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

NaturalShrimp Incorporated
15150 Preston Road, Suite #300
Dallas, Texas 75248
(888) 791-9474

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PROSPECTUS

NATURALSHRIMP INCORPORATED

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 12 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We have filed our initial listing application with the Nasdaq to list our common stock on the Nasdaq Capital Market. Nasdaq must approve the Company’s application before the Company’s common stock can be listed. Our common stock is currently quoted on the OTCQB under the symbol “SHMP.”  On March 4, 2021, the closing price of our common stock reported by the OTCQB was $0.66 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “NaturalShrimp,” “we,” “our,” “us” and the “Company” in this prospectus, we mean NaturalShrimp Incorporated, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://naturalshrimp.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may view a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

● Our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 26, 2020.

● Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, September 30, 2020, and December 31, 2020, filed with the SEC on August 13, 2020, November 16, 2020, and February 16, 2021, respectively.

● Our Current Reports on Form 8-K filed with the SEC on April 14, 2020, June 4, 2020, June 17, 2020, August 12, 2020, August 20, 2020, September 16, 2020, September 28, 2020, October 5, 2020, October 7, 2020, December 22, 2020, January 11, 2021, February 18, 2021, and February 25, 2021.

● The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 13, 2010, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

NaturalShrimp Incorporated
15150 Preston Road, Suite #300
Dallas, Texas 75248
(888) 791-9474

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Corporate History

We were incorporated in the State of Nevada on July 3, 2008 under the name “Multiplayer Online Dragon, Inc.” Effective November 5, 2010, we effected an 8-for-1 forward stock split, increasing the issued and outstanding shares of our common stock from 12,000,000 shares to 96,000,000 shares. On October 29, 2014, we effected a 1-for-10 reverse stock split, decreasing the issued and outstanding shares of our common stock from 97,000,000 to 9,700,000.

On November 26, 2014, we entered into an Asset Purchase Agreement (the “Agreement”) with NaturalShrimp Holdings, Inc. a Delaware corporation (“NSH”), pursuant to which we agreed to acquire substantially all of the assets of NSH which assets consisted primarily of all of the issued and outstanding shares of capital stock of NaturalShrimp Corporation (“NSC”) and NaturalShrimp Global, Inc. (“NS Global”), and certain real property located outside of San Antonio, Texas (the “Assets”).

On January 30, 2015, we consummated the acquisition of the Assets pursuant to the Agreement. In accordance with the terms of the Agreement, we issued 75,520,240 shares of our common stock to NSH as consideration for the Assets. As a result of the transaction, NSH acquired 88.62% of our issued and outstanding shares of common stock; NSC and NS Global became our wholly-owned subsidiaries, and we changed our principal business to a global shrimp farming company.

In connection with our receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), effective March 3, 2015, we amended our Articles of Incorporation to change our name to “NaturalShrimp Incorporated.”

Business Overview

We are a biotechnology company and has developed proprietary platform technologies that allow us to grow Pacific White shrimp (Litopenaeus vannamei, formerly Penaeus vannamei) in an ecologically controlled, high-density, low-cost environment, and in fully contained and independent production facilities. Our system uses technology which allows us to produce a naturally grown shrimp “crop” weekly, and accomplishes this without the use of antibiotics or toxic chemicals. We have developed several proprietary technology assets, including a knowledge base that allows us to produce commercial quantities of shrimp in a closed system with a computer monitoring system that automates, monitors, and maintains proper levels of oxygen, salinity, and temperature for optimal shrimp production. Our initial production facility is located outside of San Antonio, Texas.

NS Global, one of our wholly-owned subsidiaries, owns less than 1% of NaturalShrimp International A.S. in Europe. Our European-based partner, NaturalShrimp International A.S., Oslo, Norway, was responsible for the construction cost of its facility and initial operating capital.

The first facility built in Spain for NaturalShrimp International A.S. is GambaNatural de España, S.L. The land for the first facility was purchased in Medina del Campo, Spain, and construction of the 75,000 sq. ft. facility was completed in 2016. Medina del Campo is approximately seventy-five miles northwest of Madrid, Spain.

On October 16, 2015, we formed Natural Aquatic Systems, Inc. (“NAS”). The purpose of the NAS is to formalize the business relationship between our Company and F&T Water Solutions LLC for the joint development of certain water technologies. The technologies shall include, without limitation, any and all inventions, patents, intellectual property, and know-how dealing with enclosed aquatic production systems worldwide. This includes construction, operation, and management of enclosed aquatic production, other than shrimp, facilities throughout the world, co-developed by both parties at our facility located outside of La Coste, Texas. On December 25, 2018, we were awarded U.S. Patent “Recirculating Aquaculture System and Treatment Method for Aquatic Species” covering all indoor aquatic species that utilizes proprietary art.

The Company has two wholly-owned subsidiaries, NSC and NS Global and owns 51% of NAS.

Evolution of Technology

Historically, efforts to raise shrimp in a high-density, closed system at the commercial level have been met with either modest success or outright failure through “BioFloc Technology.” Infectious agents such as parasites, bacteria and viruses are the most damaging and most difficult to control. Bacterial infection can in some cases be combated through the use of antibiotics (although not always), and in general, the use of antibiotics is considered undesirable and counter to “green” cultivation practices. Viruses can be even worse, in that they are immune to antibiotics. Once introduced to a shrimp population, viruses can wipe out entire farms and shrimp populations, even with intense probiotic applications.

Our primary solution against infectious agents is our “Vibrio Suppression Technology.” We believe this system creates higher sustainable densities, consistent production, improved growth and survival rates and improved food conversion without the use of antibiotics, probiotics, or unhealthy anti-microbial chemicals. Vibrio Suppression Technology helps to exclude and suppress harmful organisms that usually destroy “BioFloc” and other enclosed technologies.

In 2001, we began research and development of a high density, natural aquaculture system that is not dependent on ocean water to provide quality, fresh shrimp every week, fifty-two weeks a year. Our initial system was successful, but we determined that it would not be economically feasible due to high operating costs. Over the next several years, using the knowledge we gained from developing the first system, we developed a shrimp production system that eliminated the high costs associated with the previous system. We have continued to refine this technology, eliminating bacteria and other problems that affect enclosed systems, and now have a successful shrimp growing process. We have produced thousands of pounds of shrimp over the last few years in order to develop a design that will consistently produce quality shrimp that grow to a large size at a specific rate of growth. This included experimenting with various types of natural live and synthesized feed supplies before selecting the most appropriate nutritious and reliable combination. It also included utilizing monitoring and control automation equipment to minimize labor costs and to provide the necessary oversight for proper regulation of the shrimp environment. However, there were further enhancements needed to our process and technology in order to begin production of shrimp on a commercially viable scale and to generate revenues.

Our current system consists of a reception tank where the shrimp are acclimated, then moved to a larger grow-out tank for the rest of the twenty-four week cycle. During 2016, we engaged in additional engineering projects with third parties to further enhance our indoor production capabilities. For example, through our relationship with Trane, Inc., a division of Ingersoll-Rand Plc (“Trane”), Trane provided a detailed audit to use data to build and verify the capabilities of then initial Phase 1 prototype of a Trane-proposed three tank system at our La Coste, Texas facility. The Company working with F&T Water Solutions contracted RGA Labs, Inc. (“RGA Labs”) to build the initial NaturalShrimp patented Electrocoagulation system for the grow-out, harvesting and processing of fully mature, antibiotic-free Pacific White Leg shrimp. The design provided a viable pathway to begin generating revenue and producing shrimp on a commercially viable scale. The equipment was installed in early June 2018 by RGA Labs, and final financing for the system was provided by one of the Company’s institutional investors. The first post larvae (PL) arrived from the hatchery on July 3, 2018. The Company used the shrimp for sampling to key potential customers and special events such as the Texas Restaurant Association trade show. The Company also received two production PL lots from Global Blue Technologies on March 21, 2019 and April 17, 2019 and from American Penaeid, Inc. on August 7, 2019. Because the shrimp displayed growth that was slower than normal, the Company had a batch tested by an independent lab at the University of Arizona. The shrimp tested positive for Infectious hypodermal and hematopoietic necrosis (“IHHNV”) and the Texas Parks and Wildlife Department was notified that the facility was under quarantine. On August 26, 2019, the Company was forced to terminate all lots due to the infection. On August 30, 2019, the Company received notice that it was in compliance again and the quarantine had been lifted and the Company began restocking shrimp in the refurbished facility sections. During the aforementioned quarantine, the Company decided to begin an approximately $2,000,000 facility renovation demolishing the interior 16 wood structure lined tanks (720,000 gallons). The Company began replacing the previous tanks with 40 new fiberglass tanks (600,000 gallons) at a cost of approximately $400,000 allowing complete production flexibility with more smaller tanks.

On March 18, 2020, our research and development plant in La Coste, Texas was destroyed by a fire. The Company believes that it was caused by a natural gas leak, but the fire was so extensive that the cause was undetermined. No one was injured as a result of the fire. The majority of the damage was to our pilot production plant, which comprises approximately 35,000 square feet of the total size of all facilities at the La Coste location of approximately 53,000 square feet, but the fire did not impact the separate greenhouse, reservoirs, or utility buildings. We have received total insurance proceeds in the amount of $917,210, the full amount of our claim. These funds are being utilized to rebuild a 40,000 square foot production facility at the La Coste facility and to repurchase the equipment needed to replace what was lost in the fire. Had this facility fire not occurred, the Company had expected that the first shrimp tanks harvest target date would have been April 2020.

Overview of Industry

Shrimp is a well-known and globally-consumed commodity, constituting one of the most important types of seafood and a staple protein source for much of the world. According to the USDA Foreign Agricultural Service, the world consumes approximately 9 billion pounds of shrimp annually with over 1.7 billion pounds consumed in the United States alone. Approximately 65% of the global supply of shrimp is caught by ocean trawlers and the other 35% is produced by open-air shrimp farms, mostly in developing countries.

Shrimp boats catch shrimp through the use of large, boat-towed nets. These nets are quite toxic to the undersea environment as they disturb and destroy ocean-bottom ecosystems; these nets also catch a variety of non-shrimp sea life, which is typically killed and discarded as part of the shrimp harvesting process. Additionally, the world’s oceans can only supply a finite amount of shrimp each year, and in fact, single-boat shrimp yields have fallen by approximately 20% since 2010 and continue to decrease. The shrimping industry’s answer to this problem has been to deploy more (and larger) boats that deploy ever-larger nets, which has in the short-term been successful at maintaining global shrimp yields. However, this benefit cannot continue forever, as eventually global demand has the potential of outstripping the oceans’ ability to maintain the natural ecosystem’s balance, resulting in a permanent decline in yields. When taken in light of global population growth and the ever-increasing demand for nutrient-rich foods such as shrimp, this is clearly an unsustainable production paradigm.

Shrimp farming, known in the industry as “aquaculture,” has ostensibly stepped in to fill this demand/supply imbalance. Shrimp farming is typically done in open-air lagoons and man-made shrimp ponds connected to the open ocean. Because these ponds constantly exchange water with the adjacent sea, the farmers are able to maintain the water chemistry that allows the shrimp to prosper. However, this method of cultivating shrimp also carries severe ecological peril. First of all, most shrimp farming is primarily conducted in developing countries, where poor shrimp farmers have little regard for the global ecosystem. Because of this, these farmers use large quantities of antibiotics and other chemicals that maximize each farm’s chance of producing a crop, putting the entire system at risk. For example, a viral infection that crops up in one farm can spread to all nearby farms, quite literally wiping out an entire region’s production. In 1999, the White Spot virus invaded shrimp farms in at least five Latin American countries: Honduras, Nicaragua, Guatemala, Panama, and Ecuador and in 2013-14 EMS (Early Mortality Syndrome) wiped out most of the Asia Pacific region and Mexico. Secondly, there is also a finite amount of coastline that can be used for shrimp production – eventually shrimp farms that are dependent on the open ocean will have nowhere to expand. Again, this is an ecologically damaging and ultimately unsustainable system for producing shrimp.

In both the cases, the current method of shrimp production is unsustainable. As global populations rise and the demand for shrimp continues to grow, the current system is bound to fall short. Shrimp trawling cannot continue to increase production without completely depleting the oceans’ natural shrimp population. Trends in per-boat yield confirm that this industry has already crossed the overfishing threshold, putting the global open-ocean shrimp population in decline. While open-air shrimp aquaculture may seem to address this problem, it is also an unsustainable system that destroys coastal ecological systems and produces shrimp with very high chemical contamination levels. Closed-system shrimp farming is clearly a superior alternative, but its unique challenges have prevented it from becoming a widely-available alternative.

Of the 1.7 billion pounds of shrimp consumed annually in the United States, over 1.5 billion pounds are imported – much of this from developing countries’ shrimp farms. These farms are typically located in developing countries and use high levels of antibiotics and pesticides that are not allowed under USDA regulations. As a result, these shrimp farms produce chemical-laden shrimp in an ecologically unsustainable way.

Unfortunately, most consumers here in the United States are not aware of the origin of their store-bought shrimp or that which they consume in restaurants. This is due to a USDA rule that states that only bulk-packaged shrimp must state the shrimp’s country of origin; any “prepared” shrimp, which includes arrangements sold in grocery stores and seafood markets, as well as all shrimp served in restaurants, can simply be sold “as is.” Essentially, this means that most U.S. consumers may be eating shrimp laden with chemicals and antibiotics. Our product is free of pesticide chemicals and antibiotics, a fact that we believe is highly attractive and beneficial in terms of our eventual marketing success.

Technology

Intensive, Indoor, Closed-System Shrimp Production Technology

Historically, efforts to raise shrimp in a high-density, closed system at the commercial level have been met with either modest success or outright failure through “BioFloc Technology”. Infectious agents such as parasites, bacteria and viruses are the most damaging and most difficult to control. Bacterial infection can in some cases be combated through the use of antibiotics (although not always), and in general, the use of antibiotics is considered undesirable and counter to “green” cultivation practices. Viruses can be even worse, in that they are immune to antibiotics. Once introduced to a shrimp population, viruses can wipe out entire farms and shrimp populations, even with intense probiotic applications.

Our primary solution against infectious agents is our “Vibrio Suppression Technology”. We believe this system creates higher sustainable densities, consistent production, improved growth and survival rates and improved food conversion without the use of antibiotics, probiotics, or unhealthy anti-microbial chemicals. Vibrio Suppression Technology helps to exclude and suppress harmful organisms that usually destroy “BioFloc” and other enclosed technologies.

Automated Monitoring and Control System

The Company’s “Automated Monitoring and Control System” uses individual tank monitors to automatically control the feeding, oxygenation, and temperature of each of the facility tanks independently. In addition, a facility computer running custom software communicates with each of the controllers and performs additional data acquisition functions that can report back to a supervisory computer from anywhere in the world. These computer-automated water controls optimize the growing conditions for the shrimp as they mature to harvest size, providing a disease-resistant production environment.

The principal theories behind the Company’s system are characterized as:

● High-density shrimp production
● Weekly production
● Natural ecology system
● Regional production
● Regional distribution

These principles form the foundation for the Company and our potential distributors so that consumers can be provided with continuous volumes of live and fresh shrimp at competitive prices.

Research and Development

In 2001, we began research and development (R&D) of a high density, natural aquaculture system that is not dependent on ocean water to provide quality, fresh shrimp every week, fifty-two weeks per year. Our initial system was successful, but the Company determined that it would not be economically feasible due to high operating costs. Over the next several years, using the knowledge we gained from the first R&D system, we developed a shrimp production system that eliminated the high costs associated with the previous system. We have continued to refine this technology, eliminating bacteria and other problems that affect enclosed systems and now have a successful shrimp growing process.

We have produced thousands of pounds of shrimp over the last few years in order to develop a design that will consistently produce quality shrimp that grow to a large size at a specific rate of growth. This included experimenting with various types of natural live and synthesized feed supplies before selecting the most appropriate nutritious and reliable combination. It also included utilizing monitoring and control automation equipment to minimize labor costs and to provide the necessary oversight for proper regulation of the shrimp environment.

On September 7, 2016, we entered into a Letter of Commitment with Trane, Inc. (“Trane”), a division of Ingersoll-Rand Plc, whereby Trane proceeded with a detailed audit to use data to verify the capabilities of an initial Phase 1 prototype of a Trane-proposed three tank system at our La Coste, Texas facility. The prototype consisted of a modified Electrocoagulation (EC) system for the human grow-out, harvesting and processing of fully mature, antibiotic-free Pacific White Leg shrimp. Trane was authorized to proceed with such detailed audit to utilize data for purposes of verifying the capabilities of the EC system, including the ammonia and chlorine capture, and sequestering and pathogen kill. The detailed audit delivered (i) a report on the inspection of the existing infrastructure determining if proper fit, adequate security, acceptable utility service, environmental protection and equipment sizing are achievable; (ii) provide firm fixed pricing for the EC system, electrode selection and supply, waste removal, ventilation of the off-gassing of the equipment; and (iii) a formalized plan for commissioning and on-site investigation of hardware design to simplify build-out of Phase 2 and future phases. The detailed Trane audit and engineering provided by F&T Water Solutions and NaturalShrimp was utilized by RGA Labs to build and install the initial system in La Coste, Texas pilot plant the first week of June 2018.

After successful testing of the EC system, we began a renovation of the La Coste facility in 2019 to include 4 nursery tanks and 40 grow-out tanks. On March 18, 2020, this pilot plant was destroyed by a fire. The Company believes that it was caused by a natural gas leak, but the fire was so extensive that the cause was undetermined. This fire occurred just as we began the restocking of 1,500,000 PLs in the newly renovated building. At that time, all of our growth metrics for these PLs were better than expected.

Management has diligently analyzed all possible options to finalize a strong financial go-forward strategy to rebuild our shrimp production facilities. These strategies include time-to-market, patented technologies, operational systems, environmental impacts, employee safety, distribution, etc. As previously reported, the Company committed to reviewing all options including the acquisition and/or leasing of existing regional production warehouses or any existing seafood facility that could be quickly adapted to our technology processes and procedures. We completed our evaluation during our fiscal first quarter of new buildings, seafood production facilities, and the option of rebuilding in La Coste. The evaluation process provided two best options: first, acquisition of an existing seafood grow-out facility and, second, building a new pilot plant on our La Coste property. We identified VeroBlue, an existing aquaculture Barramundi grow-out facility during our fiscal first quarter, but we were not able to consummate a transaction under terms and conditions that would make the purchase financially viable. During this process, management was concurrently developing a detailed plan to rebuild the facility in La Coste. We have committed $2.5 million to rebuild in La Coste with plans to utilize its existing infrastructure.

Target Markets and Sales Price

Our goal is to establish production systems and distribution centers in metropolitan areas of the United States, as well as international distribution networks through joint venture partnerships throughout the world. This should allow the Company to capture a significant portion of world shrimp sales by offering locally grown, environmentally “green,” naturally grown, fresh shrimp at competitive wholesale prices.

The United States population is approximately 330 million people with an annual shrimp consumption of 1.7 billion pounds, of which less than 400 million pounds are domestically produced. According to IndexMundi.com, from January 2006 through January 2021, the wholesale price for frozen, commodity grade shrimp (shell-on headless, 26-30 count; which is comparable to our target growth size) rose 18%. With world shrimp problems, this price is expected to rise more in the next few years.

We strive to build a profitable global shrimp production company. We believe our foundational advantage is that we can deliver fresh, organically grown, gourmet-grade shrimp, 52 weeks per year to retail and wholesale buyers in major market areas at competitive, yet premium prices. By locating regional production and distribution centers in close proximity to consumer demand, we can provide a fresh product to customers within 24 hours after harvest, which is unique in the shrimp industry. We can be the “first to market” and perhaps “sole weekly provider” of fresh shrimp and capture as much market share as production capacity can support.

For those customers that want a frozen product, we may be able to provide this in the near future and the product will still be differentiated as a “naturally grown, sustainable seafood” that will meet the increasing demand of socially conscious consumers.

Our patented technology and eco-friendly, bio-secure production processes enable the delivery of a chemical and antibiotic free, locally grown product that lives up to the Company’s mantra: “Always Fresh, Always Natural,” thereby solving the issue of “unsafe” imported seafood.

Product Description

Nearly all of the shrimp consumed today are shipped frozen. Shrimp are typically frozen from six to twenty-four months before consumption. Our system is designed to harvest a different tank each week, which provides for fresh shrimp throughout the year. We strive to create a niche market of “Always Fresh, Always Natural” shrimp. As opposed to many of the foreign shrimp farms, we can also claim that our product is 100% free of antibiotics. The ability to grow shrimp locally, year round allows us to provide this high-end product to specialty grocery stores and upscale restaurants throughout the world. We rotate the stocking and harvesting of our tanks each week, which allows for weekly shrimp harvests. Our product is free of all pollutants and is fed only all-natural feeds.

The seafood industry lacks a consistent “Source Verification” method to track seafood products as they move through countries and customs procedures. With worldwide overfishing leading to declining shrimp freshness and sustainability around the world, it is vital for shrimp providers to be able to realistically identify the source of their product. We have well-managed, sustainable facilities that are able to track shrimp from hatchery to plate using environmentally responsible methods.

Shrimp Growth Period

Our production system is designed to produce shrimp at a harvest size of twenty-one to twenty-five shrimp per pound in a period of twenty-four weeks. The Company currently purchases post-larva shrimp that are approximately ten days old (PL 10). In the future, we plan to build our own hatcheries to control the supply of shrimp to each of our facilities. Our full-scale production systems include grow-out and nursery tanks, projected to produce fresh shrimp fifty-two weeks per year.

Distribution and Marketing

We plan to build environmentally “green” production systems near major metropolitan areas of the United States. Today, we have one production facility in La Coste, Texas (near San Antonio) and three production facilities in Iowa. We have signed a joint venture agreement with Ecoponex and letters of intent to build production facilities in Roseville, CA, Atlanta, GA, and Puerto Rico. We also have signed a joint venture agreement with Hydrenesis to build a production facility in Florida. Over the next five years, our plan is to increase construction of new facilities each year. In the fifth year, we plan for a new system to be completed each month, expanding first into the largest shrimp consumption markets of the United States.

Because our system is enclosed and also indoors, it is not affected by weather or climate and does not depend on ocean proximity. As such, we believe we will be able to provide, naturally grown, high-quality, fresh shrimp to major market customers each week. This will allow distribution companies to leverage their existing customer relationships by offering an uninterrupted supply of high quality, fresh and locally grown shrimp. We plan to sell and distribute the vast majority of our shrimp production through distributors which have established customers and sufficient capacity to deliver a fresh product within hours following harvest. We believe we have the added advantage of being able to market our shrimp as fresh, natural, and locally grown using sustainable, eco-friendly technology, a key differentiation from all existing shrimp producers. Furthermore, we believe that our ability to advertise our product in this manner along with the fact that it is a locally grown product, provides us with a marketing advantage over the competition. We expect to utilize distributors that currently supply fresh seafood to upscale restaurants, country clubs, specialty supermarkets and retail stores whose clientele expect and appreciate fresh, natural products.

Harvesting, Packaging and Shipment

Each location is projected to include production, harvesting/processing and a general shipping and receiving area, in addition to warehousing space for storage of necessary supplies and products required to grow, harvest, package and otherwise make ready for delivery, a fresh shrimp crop on a weekly basis to consumers in each individual market area within 24 hours following harvest.

The seafood industry lacks a consistent source verification method to track seafood products as they move through countries and customs procedures. With worldwide overfishing leading to declining shrimp freshness and sustainability around the world, it is vital for shrimp providers to be able to realistically identify the source of their product. Our future facilities are expected to be designed to track shrimp from hatchery to plate using environmentally responsible methods.

International

We own one hundred percent of NaturalShrimp Global, Inc., which was formed to create international partnerships. Each international partnership is expected to use the Company’s proprietary technology to penetrate shrimp markets throughout the world utilizing existing food service distribution channels. NaturalShrimp Global, Inc., owns less than one percent of Noray Seafood A.S. (formerly NaturalShrimp International A.S.) in Oslo, Norway. NaturalShrimp International A.S. was responsible for the construction cost of their facility and initial operating capital.

The first facility built in Spain for NaturalShrimp International A.S. is GambaNatural de España, S.L. in Medina del Campo and is approximately seventy-five miles northwest of Madrid, Spain. The construction of the 75,000 sq. ft. facility was completed in 2016 with NaturalShrimp engineering and design consultation.

Go to Market Strategy and Execution

Our strategy is to acquire or develop regional production and distribution centers or joint ventures near major metropolitan areas throughout the United States and internationally. Along with our reconstruction of our La Coste facility that includes an 8,000 square foot water treatment plant and a 40,000 square foot production facility and our purchase of the assets from VeroBlue Farms USA, Inc. Our current plan includes a NaturalShrimp Iowa expansion, a La Coste, TX expansion, Ecoponex and Hydrenesis joint ventures while developing regional production and distribution centers near major markets, adding one system per month in 2022 depending on market demand.

We have sold limited amounts of product to restaurants at $12.00 per pound and to retail consumers at $16.50 to $21.00 per pound, depending on size, which helps to validate our pricing strategy. Additionally, from 2011 to 2013, we had two successful North Texas test markets which distributed thousands of pounds of fresh product to customers within 24 hours following harvest. The fresh product was priced from $8.40 to $12.00 per pound wholesale, heads on, net price to the Company.

Current Systems and Expansion

The shrimp production facility rebuilt in La Coste, Texas will use the new patent-pending technologies the Company developed with Trane’s engineering audit, F&T Water Solutions, and Hydrenesis. This facility utilizing the aforementioned platform technologies is projected to produce approximately 3,000 pounds of shrimp every week. By staging the stocking and harvests from tank to tank, it enables us to produce weekly and therefore deliver fresh shrimp every week.

With our acquisition of NaturalShrimp Iowa (formerly Veroblue Farms USA, Inc.), the Company will utilize the aforementioned platform technologies to retrofit 344,000 square feet of the existing Iowa facilities that we expect to produce 9,000 pounds of shrimp per week. The combined output from La Coste, TX and Iowa should result in 12,000 pounds of shrimp production per week by late 2021.

These locations are targeted to begin construction in fiscal 2022 (which begins on April 1, 2021) and the funding for these plans is projected to come from this offering and joint venture agreements with strategic partners, as well as from additional internal financing. These cities are not surrounded by commercial shrimp production, and we believe there will be a high demand for fresh shrimp in all of these locations. In addition, the Company will continue to use the land it owns in La Coste and Iowa to build as many systems as the Texas and Iowa markets demand.

Competition

There are a number of companies conducting research and development projects in their attempt to develop closed-system technologies in the U.S., some with reported production and sales. Most North American shrimp farms are using a Bio-Floc System to intensify shrimp growth. Since these are privately-held companies, it is not possible to know, with certainty, their state of technical development, production capacity, need for water exchange, location requirements, financial status, and other matters. To the best of our knowledge, none are producing significant quantities of shrimp relative to their local markets, and such fresh shrimp sales are likely confined to an area near the production facility.

Additionally, any new competitor would face significant barriers for entry into the market and would likely need years of research and development to develop the proprietary technology necessary to produce similar shrimp at a commercially viable level. We believe our technology and business model sets us apart from any current competition. It is possible that additional competitors will arise in the future, but with the size and growth of the worldwide shrimp market, many competitors could co-exist and thrive in the fresh shrimp industry.

Intellectual Property

We intend to take appropriate steps to protect our intellectual property. We have registered the trademark “NATURALSHRIMP” which has been approved and was published in the Official Gazette on June 5, 2012. On December 25, 2018, we were awarded U.S. Patent 10,163,199 “Recirculating Aquaculture System and Treatment Method for Aquatic Species” covering all indoor aquatic species that utilizes proprietary art. There are potential technical processes for which the Company may be able to file a patent. However, there are no assurances that such applications, if filed, would be issued and no right of enforcement is granted to a patent application. Therefore, the Company has filed a provisional patent with the U.S. Patent Office and plans to use a variety of other methods, including copyright registrations as appropriate, trade secret protection, and confidentiality and non-compete agreements to protect its intellectual property portfolio.

Source and Availability of Raw Materials

Raw materials are received in a timely manner from established suppliers. Currently, we buy our feed from Zeigler, a leading producer of aquatic feed. Post larvae (“PL”) shrimp are available from American Penaeid, Inc. (API) in Florida and Global Blue Technologies in Texas.

There have not been any issues regarding the availability of our raw materials. We have favorable contacts and past business dealings with other major shrimp feed producers if current suppliers are not available.

Government Approvals and Regulations

We are subject to government regulation and require certain licenses. The following list includes regulations to which we are subject and/or the permits and licenses we currently hold:

● Texas Parks and Wildlife Department (TPWD) - “Exotic species permit” to raise exotic shrimp (non-native to Texas). The La Coste facility is north of the coastal shrimp exclusion zone (east and south of H-35, where it intersects Hwy 21 down to Laredo) and therefore outside of TPWD’s major area of concern for exotic shrimp. This license is currently active, expiring on December 31, 2021.
● Texas Department of Agriculture (TDA) - “Aquaculture License” for aquaculture production facilities. License to “operate a fish farm or cultured fish processing plant.” This license is currently active, expiring on June 30, 2022.
● Texas Commission on Environmental Quality (TCEQ) - Regulates facility wastewater discharge. According to the TCEQ permit classification system, we are rated Level 1 – Recirculation system with no discharge. This license is currently active, with no set expiration date.

We are subject to certain regulations regarding the need for field employees to be certified. We strictly adhere to these regulations. The cost of certification is an accepted part of expenses. Regulations may change and become a cost burden, but compliance and safety are our main concern.

Market Advantages and Corporate Drivers

The following are what we consider to be our advantages in the marketplace:

● Early-mover Advantage: Commercialized technology in a large growing market with no significant competition yet identified. Most are early stage start-ups or early stage companies with limited production and distribution.
● Farm-to-Market: This has significant advantages including reduced transportation costs and a product that is more attractive to local consumers.
● Bio-secured Building: Our process is a re-circulating, highly-filtered water technology in an indoor-regulated environment. External pathogens are excluded.
● Eco-friendly “Green” Technology: Our closed-loop, re-circulating system has no ocean water exchange requirements, does not use chemical or antibiotics and therefore is sustainable, eco-friendly, environmentally sound and produces a superior quality shrimp that is totally natural.
● Availability of Weekly Fresh Shrimp: Assures consumers of optimal freshness, taste, and texture of product which will command premium prices.
● Sustainability: Our naturally grown product does not deplete wild supplies, has no by-catch kill of marine life, does not damage sensitive ecological environments, and avoids potential risks of imported seafood.

Subsidiaries

The Company has two wholly-owned subsidiaries, NaturalShrimp Corporation and NaturalShrimp Global, Inc. and owns 51% of Natural Aquatic Systems, Inc.

Employees

As of February 26, 2021, we had 12 full-time employees. We intend to hire additional staff and to engage consultants in general administration on an as-needed basis. We also may engage experts in general business to advise us in various capacities. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Recent Developments

On February 17, 2021, the Company issued a press release announcing that it has appointed Peter Najarian to its advisory board.

On July 29, 2020, the Company issued a press release announcing that it has signed a letter of intent (the “F&T LOI”) to acquire the assets of F&T Water Solutions LLC in Largo, Florida (“F&T”). The F&T LOI contained an exclusivity provision through September 15, 2020. On October 2, 2020, January 8, 2021, and March 4, 2021, the Company and F&T executed extensions of the exclusivity and expected closing date provisions of the F&T LOI. The exclusivity period has been extended to April 15, 2021 with the closing date expected to be the same date.

On December 18, 2020, the Company entered into securities purchase agreements (the “Purchase Agreement”) with GHS Investments LLC, Platinum Point Capital LLC and BHP Capital NY (collectively, the “Investors”) , whereby, at the closing, the Investors have agreed to purchase from the Company an aggregate of 5,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), at a purchase price of $1,000 per share of Series D Preferred Stock. The aggregate purchase price for the Series D Preferred Stock is $5,000,000. In connection with the sale of the Series D Preferred Stock, the Investors will receive 6,000,000 shares of the Company’s common stock, par value $0.0001 (the “Commitment Shares”).

On December 15, 2020, the Company entered into an Asset Purchase Agreement (“APA”) between VeroBlue Farms USA, Inc., a Nevada corporation (“VBF”), VBF Transport, Inc., a Delaware corporation (“Transport”), and Iowa’s First, Inc., an Iowa corporation (“Iowa’s First”) (each a “Seller” and collectively, “Sellers”). Transport and Iowa’s First were wholly-owned subsidiaries of VBF. The agreement called for the Company to purchase all of the tangible assets of VBF, the motor vehicles of Transport and the real property (together with all plants, buildings, structures, fixtures, fittings, systems, and other improvements located on such real property) of Iowa’s First. The consideration was $10,000,000, consisting of $5,000,000 in cash, paid at closing on December 17, 2020, (ii) $3,000,000 payable in 36 months with interest thereon at the rate of 5% per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date, and (iii) $2,000,000 payable in 48 months with interest thereon at the rate of 5% per annuum, interest only payable quarterly on the first day of the quarter, with the remaining balance to be paid to VBF as a balloon payment on the maturity date. The Company also agreed to issue 500,000 shares of common stock as a finder’s fee, with a fair value of $135,000 based on the market value of the common stock as of the closing date of the acquisition.

The facility was originally designed as a farming facility, with the company never beginning production. The Company’s plan is to begin a modification process to convert the plant to produce shrimp, which will allow them to scale faster without having to build new facilities. The three Iowa facilities contain the tanks and infrastructure that will be used to support the production of shrimp with the incorporation of the Company’s patented EC platform technology.

On August 11, 2020, Company issued a press release announcing that it has signed a letter of intent to acquire the assets of Alder Aqua, formerly known as VeroBlue Farms, in Webster City, Iowa, (“VeroBlue”) including, but not limited to, the real property, equipment, tanks, rolling stock, inventory, permits, contracts, customer lists and contracts and other such assets used in the operation of the business (the “LOI”). Under the terms of the LOI, the acquisition is subject to successful due diligence by the Company and is expected to close in the fourth quarter of 2020. The LOI also contained exclusivity provisions through September 15, 2020. On October 1, 2020, the Company and VeroBlue executed an extension of exclusivity agreement to the LOI to extend the exclusivity period to October 31, 2020 or the closing, whichever occurs first.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 900,000,000 shares of common stock, par value of $0.0001 per share, and 200,000,000 shares of preferred stock, par value of $0.0001 per share. As of March 1, 2021, there were 554,457,181 shares of our common stock issued and outstanding held by approximately 85 holders of record.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

The Company has 200,000,000 authorized shares of preferred stock par value $0.0001 per share. As of March 1, 2021, 5,000,000 shares of Series A preferred stock are authorized and outstanding, 5,000 shares Series B preferred stock are authorized and 1,394 outstanding, and 20,000 shares Series D preferred stock are authorized and 5,000 outstanding, respectively.

Our Board has the authority, within the limitations and restrictions in our articles of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring, or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Options and Warrants

As of March 1, 2021, there are no outstanding options to purchase our securities.

The Company granted warrants in connection with various convertible debentures. The remaining outstanding warrants were cancelled in connection with the legal settlement with Vista Capital Investments, LLC, on April 9, 2020. The related warrant liability was revalued upon cancellation on April 9, 2020, resulting in no change to the fair value of the warrant liability and the $90,000 fair value was reclassified to equity.

As of March 1, 2021, there were no warrants outstanding.

Nevada Anti-takeover Law

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Transfer Agent

The transfer agent and registrar for our common stock is Transhare Corporation (“Transhare”). The principal office of Transhare is 15500 Roosevelt Blvd, Suite 302, Clearwater, FL, and its telephone number is (303) 662-1112.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●
the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●
whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●
if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●
any obligation we may have to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●
the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●
the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●
whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●
if other than United States Dollars, the currency, or currencies in which payments of principal, interest, and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;
●
the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●
any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●
if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●
whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●
whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge, or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.
The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance, or lease by us of all or substantially all of our property and assets, provided that:

●
the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●
we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●
a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●
waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●
failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency, or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method, and place of:

●
conducting any proceeding for any remedy available to the trustee; or
●
exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●
the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●
we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost, or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●
we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost, or stolen and which have been replaced or paid as provided in the indenture, or

●
all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●
rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations, and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●
to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●
we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest, and any other sums on the due dates for those payments; and

●
we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution, and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations, and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights, or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of common stock, preferred stock, or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
●	the method by which holders of rights will be entitled to exercise;
●	the conditions to the completion of the offering;
●	the withdrawal, termination, and cancellation rights;
●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;
●	whether stockholders are entitled to oversubscription right;
●	any U.S. federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the Commission, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

● the title of the series of units;
● identification and description of the separate constituent securities comprising the units;
● the price or prices at which the units will be issued;
● the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
● a discussion of certain United States federal income tax considerations applicable to the units; and
● any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

● at a fixed price or prices, which may be changed;
● at market prices prevailing at the time of sale;
● at prices related to such prevailing market prices; or
● at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the OTCQB or a national securities exchange (if approved for listing), but any other securities may or may not be listed on a marketplace or national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of NaturalShrimp Incorporated. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets as of March 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the two years then ended included in our Annual Report on Form 10-K for the year ended March 31, 2020 and incorporated herein by reference have been audited by Turner, Stone & Company, L.L.P., our independent registered public accounting firm. The report therein contains an explanatory paragraph which describes the conditions that raise substantial doubt about the Company’s ability to continue as a going concern.

10,090,909 Shares of Common Stock

Warrants to Purchase 10,000,000 Shares of Common Stock

NATURALSHRIMP INCORPORATED

PROSPECTUS SUPPLEMENT

April 14, 2021